Exhibit 32

Certification Pursuant to 18 U.S.C. Section 1350

(Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002)

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

In connection with the Quarterly Report on Form 10-Q of Gulf Coast Ultra Deep Royalty Trust (the “Trust”) for the quarter ended June 30, 2026, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, not in its individual capacity but solely as the trustee of the Trust, hereby certifies, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that, to the best of its knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition, distributable income and changes in trust corpus of the Trust.

Date: August 13, 2026

/s/ Sarah C. Newell
Sarah C. Newell
Vice President
The Bank of New York Mellon Trust Company, N.A., as Trustee of Gulf Coast Ultra Deep Royalty Trust

The above certification is furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350) and is not being filed as part of the Form 10-Q or as a separate disclosure document.